Exhibit 99.1
For Immediate Release

Contact:	Ken Bond	Karen Tillman
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.650.607.0326
	ken.bond@oracle.com	karen.tillman@oracle.com
ORACLE REPORTS Q4 GAAP EPS OF 38 CENTS, NON-GAAP EPS OF 46 CENTS
Q4 GAAP Operating Margin Up to 42%; Non-GAAP Operating Margin Up to a Record 51%
     REDWOOD SHORES, Calif., June 23, 2009 — Oracle Corporation (NASDAQ: ORCL) today announced that fiscal 2009 Q4 GAAP earnings per share were $0.38, down 4% compared to last year. Oracle’s Q4 results were impacted by the reduced value of foreign currencies when compared to US dollars. Without this impact, Oracle’s Q4 GAAP earnings per share would have been up 9% to $0.42. Fourth quarter GAAP total revenues were down 5% to $6.9 billion, while quarterly GAAP net income was down 7% to $1.9 billion. GAAP new software license revenues were down 13% to $2.7 billion. GAAP software license updates and product support revenues were up 8% to $3.1 billion. GAAP operating income was down 3% to $2.9 billion, and GAAP operating margin was up 100 basis points to 42%. GAAP operating cash flow on a trailing twelve-month basis was $8.3 billion, up 12%.
     Fourth quarter non-GAAP earnings per share were down 1% to $0.46. Without the $0.05 per share impact of the reduced value of foreign currencies when compared to US dollars, Oracle’s Q4 non-GAAP earnings per share would have been up 9% to $0.51. Non-GAAP total revenues were down 5% to $6.9 billion, while non-GAAP net income was down 5% to $2.3 billion, compared to the same quarter last year. Non-GAAP operating income was down 1% to $3.5 billion and non-GAAP operating margin was up 240 basis points to 51%.
     For fiscal year 2009, GAAP earnings per share were up 3% to $1.09. Oracle’s fiscal year 2009 results were impacted by the reduced value of foreign currencies when compared to US dollars, reducing fiscal year 2009 GAAP earnings by $0.11 per share. Without this impact, our fiscal year 2009 GAAP earnings per share would have been up 13% to $1.20. Fiscal year 2009 GAAP revenues were up 4% to $23.3 billion, while annual GAAP net income was up 1% to $5.6 billion. Total GAAP new software license revenues for the year were down 5% to $7.1 billion. GAAP software license updates and product support revenues were up 14% to $11.8 billion. GAAP operating income was up 6% to $8.3 billion, and GAAP operating margins were up 80 basis points to 36% in fiscal year 2009.

     Fiscal year 2009 non-GAAP earnings per share were up 11% year over year to $1.44. Without the $0.11 per share impact of the reduced value of foreign currencies when compared to US dollars, Oracle’s fiscal year 2009 non-GAAP earnings per share would have been up 19% to $1.55. Annual non-GAAP revenues were up 4% to $23.5 billion, while annual non-GAAP net income was up 9% to $7.4 billion compared to fiscal year 2008. Total non-GAAP new software license revenues for the year were down 5% to $7.1 billion. Non-GAAP software license updates and product support revenues were up 14% to $12.0 billion. Non-GAAP operating income was up 12% to $10.9 billion, and non-GAAP operating margins were up 350 basis points to 46%.
     In addition, Oracle’s Board of Directors declared a cash dividend of $0.05 per share of outstanding common stock to be paid to shareholders of record as of the close of business on July 15, 2009, with a payment date of August 13, 2009. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Oracle’s Board of Directors.
     “Adjusted for the substantial movement in the US dollar exchange rate this fiscal year, which is beyond our control, we grew non-GAAP earnings per share by 19 percent for the year,” said Oracle President Safra Catz. “That’s an amazing achievement given what’s been happening in the global economy over the past twelve months.”
     “We executed substantially better than we expected on both the top and bottom line for the quarter,” said Oracle CFO Jeff Epstein. “We grew Q4 non-GAAP operating margins by a faster than expected 240 basis points to over 51 percent. That helped us generate $7.7 billion in free cash flow for fiscal 2009.”
     “We grew faster and took market share from SAP in every region around the world,” said Oracle President Charles Phillips. “In Europe our applications business grew 5 percent in constant currency versus negative 27 percent growth for SAP in their most recent quarter.

Historically Europe has been an SAP stronghold, but these results prove that we can compete and beat them everywhere.”
     “The Exadata Database Machine is well on its way to being the most successful new product launch in Oracle’s 30 year history,” said Oracle CEO Larry Ellison. “Several of Teradata’s largest customers are performance testing — then buying — Oracle Exadata Database Machines. In a recent competitive benchmark, a Teradata machine took over six hours to process a query that our Exadata Database Machine ran in less than 30 minutes. They bought Exadata.”
Q4 Earnings Conference Call and Webcast
     Oracle will hold a conference call and web broadcast today to discuss these results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). You may listen to the call by dialing (866) 237-3252 or (719) 457-1018, Passcode: 617178. To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. Please hold down your control key while pressing refresh to ensure that the web link is visible.
Supplemental Financial Tables
Supplemental financial materials regarding these results are available on our Investor Relations website at: http://www.oracle.com/investor. To receive these supplemental financial tables and other Investor Relations alerts directly, please subscribe to Oracle’s RSS feeds via the RSS link on our website.
About Oracle
Oracle is the world’s largest enterprise software company. For more information about Oracle, please visit our web site at oracle.com or call Investor Relations at (650) 506-4073.
# # #
Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

     “Safe Harbor” Statement: Statements in this press release relating to Oracle’s or its Board of Directors’ future plans, intentions and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions, including the recent global economic and financial crisis, could adversely affect our business, operating results or financial condition, including our revenue growth and profitability, through reductions in customer IT budgets and expenditures and through the general tightening of access to credit. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for software license updates and product support. (3) We cannot assure market acceptance of new products or services or new versions of existing or acquired products or services. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions and could require us to reduce prices or cause us to lose customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this release is current as of June 23, 2009. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION
Q4 FISCAL 2009 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)

						% Increase
	Three Months Ended May 31,				% Increase	(Decrease)
		% of		% of	(Decrease)	in Constant
	2009	Revenues	2008	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$2,744	40%	$3,144	44%	(13%)	(4%)
Software license updates and product support	3,052	44%	2,830	39%	8%	18%

Software Revenues	5,796	84%	5,974	83%	(3%)	6%

Services	1,065	16%	1,265	17%	(16%)	(7%)

Total Revenues	6,861	100%	7,239	100%	(5%)	4%

OPERATING EXPENSES
Sales and marketing	1,326	19%	1,526	21%	(13%)	(5%)
Software license updates and product support	293	4%	269	4%	9%	19%
Cost of services	886	13%	1,072	15%	(17%)	(9%)
Research and development	731	11%	733	10%	0%	4%
General and administrative	214	3%	201	3%	6%	13%
Amortization of intangible assets	437	7%	344	5%	27%	27%
Acquisition related and other	19	0%	96	1%	(81%)	(80%)
Restructuring	71	1%	27	0%	167%	180%

Total Operating Expenses	3,977	58%	4,268	59%	(7%)	0%

OPERATING INCOME	2,884	42%	2,971	41%	(3%)	9%
Interest expense	(159)	(2%)	(130)	(1%)	23%	23%
Non-operating income, net	29	0%	101	1%	(71%)	(72%)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,754	40%	2,942	41%	(6%)	6%

Provision for income taxes	863	12%	905	13%	(5%)	8%

NET INCOME	$1,891	28%	$2,037	28%	(7%)	5%

EARNINGS PER SHARE:
Basic	$0.38		$0.40
Diluted	$0.38		$0.39
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,995		5,150
Diluted	5,043		5,233

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar strengthened relative to most major international currencies in the three months ended May 31, 2009 compared with the corresponding prior year period, reducing revenues by 9 percentage points, operating expenses by 7 percentage points and operating income by 12 percentage points.

ORACLE CORPORATION
Q4 FISCAL 2009 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in millions, except per share data)

							% Increase				% Increase
	Three Months Ended May 31,						(Decrease) in US $				(Decrease) in Constant Currency (2)
	2009		2009	2008		2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP		GAAP		Non-GAAP

TOTAL REVENUES (3)	$6,861	$20	$6,881	$7,239	$42	$7,281	(5%)		(5%)		4%		3%

TOTAL SOFTWARE REVENUES (3)	$5,796	$20	$5,816	$5,974	$42	$6,016	(3%)		(3%)		6%		6%
New software licenses	2,744	—	2,744	3,144	—	3,144	(13%)		(13%)		(4%)		(4%)
Software license updates and product support (3)	3,052	20	3,072	2,830	42	2,872	8%		7%		18%		17%

TOTAL OPERATING EXPENSES	$3,977	$(609)	$3,368	$4,268	$(531)	$3,737	(7%)		(10%)		0%		(2%)
Stock-based compensation (4)	82	(82)	—	64	(64)	—	28%		*		28%		*
Amortization of intangible assets (5)	437	(437)	—	344	(344)	—	27%		*		27%		*
Acquisition related and other	19	(19)	—	96	(96)	—	(81%)		*		(80%)		*
Restructuring	71	(71)	—	27	(27)	—	167%		*		180%		*

OPERATING INCOME	$2,884	$629	$3,513	$2,971	$573	$3,544	(3%)		(1%)		9%		9%

OPERATING MARGIN %	42%		51%	41%		49%	100	bp	240	bp	210	bp	280	bp

INCOME TAX EFFECTS (6)	$863	$197	$1,060	$905	$176	$1,081	(5%)		(2%)		8%		8%

NET INCOME	$1,891	$432	$2,323	$2,037	$397	$2,434	(7%)		(5%)		5%		6%

DILUTED EARNINGS PER SHARE	$0.38		$0.46	$0.39		$0.47	(4%)		(1%)		9%		9%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,043	—	5,043	5,233	(3)	5,230	(4%)		(4%)		(4%)		(4%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of May 31, 2009, approximately $21 million in estimated revenues related to assumed support contracts will not be recognized for fiscal 2010 due to business combination accounting rules.

(4)	Stock-based compensation is included in the following GAAP operating expense categories:

	Three Months Ended			Three Months Ended
	May 31, 2009			May 31, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$16	$(16)	$—	$13	$(13)	$—
Software license updates and product support	4	(4)	—	2	(2)	—
Cost of services	3	(3)	—	4	(4)	—
Research and development	34	(34)	—	30	(30)	—
General and administrative	25	(25)	—	15	(15)	—

Subtotal	82	(82)	—	64	(64)	—

Acquisition related and other	1	(1)	—	72	(72)	—

Total stock-based compensation	$83	$(83)	$—	$136	$(136)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2009 is as follows:

Fiscal 2010	$1,669
Fiscal 2011	1,364
Fiscal 2012	1,217
Fiscal 2013	1,084
Fiscal 2014	881
Thereafter	1,054

Total	$7,269

(6)	Income tax effects were calculated reflecting an effective GAAP and non-GAAP tax rate of 31.3% and 30.8% in the fourth quarter of fiscal 2009 and 2008, respectively.

*	Not meaningful

ORACLE CORPORATION
FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)

						% Increase
	Year Ended May 31,				% Increase	(Decrease)
		% of		% of	(Decrease)	in Constant
	2009	Revenues	2008	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$7,123	31%	$7,515	34%	(5%)	1%
Software license updates and product support	11,754	50%	10,328	46%	14%	19%

Software Revenues	18,877	81%	17,843	80%	6%	12%

Services	4,375	19%	4,587	20%	(5%)	1%

Total Revenues	23,252	100%	22,430	100%	4%	10%

OPERATING EXPENSES
Sales and marketing	4,638	20%	4,679	21%	(1%)	4%
Software license updates and product support	1,088	4%	997	4%	9%	14%
Cost of services	3,706	16%	3,984	18%	(7%)	(1%)
Research and development	2,767	12%	2,741	12%	1%	4%
General and administrative	785	3%	808	4%	(3%)	1%
Amortization of intangible assets	1,713	7%	1,212	5%	41%	42%
Acquisition related and other	117	1%	124	1%	(6%)	(4%)
Restructuring	117	1%	41	0%	187%	212%

Total Operating Expenses	14,931	64%	14,586	65%	2%	7%

OPERATING INCOME	8,321	36%	7,844	35%	6%	15%
Interest expense	(630)	(3%)	(394)	(2%)	60%	60%
Non-operating income, net	143	1%	384	2%	(63%)	(54%)

INCOME BEFORE PROVISION FOR INCOME TAXES	7,834	34%	7,834	35%	0%	9%

Provision for income taxes	2,241	10%	2,313	10%	(3%)	6%

NET INCOME	$5,593	24%	$5,521	25%	1%	11%

EARNINGS PER SHARE:
Basic	$1.10		$1.08
Diluted	$1.09		$1.06
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,070		5,133
Diluted	5,130		5,229

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar strengthened relative to most major international currencies in the year ended May 31, 2009 compared with the corresponding prior year period, reducing revenues by 6 percentage points, operating expenses by 5 percentage points and operating income by 9 percentage points.

ORACLE CORPORATION
FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in millions, except per share data)

							% Increase				% Increase
	Year Ended May 31,						(Decrease) in US $				(Decrease) in Constant Currency (2)
	2009		2009	2008		2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP		GAAP		Non-GAAP

TOTAL REVENUES (3)	$23,252	$243	$23,495	$22,430	$179	$22,609	4%		4%		10%		10%

TOTAL SOFTWARE REVENUES (3)	$18,877	$243	$19,120	$17,843	$179	$18,022	6%		6%		12%		12%
New software licenses	7,123	—	7,123	7,515	—	7,515	(5%)		(5%)		1%		1%
Software license updates and product support (3)	11,754	243	11,997	10,328	179	10,507	14%		14%		19%		19%

TOTAL OPERATING EXPENSES	$14,931	$(2,287)	$12,644	$14,586	$(1,634)	$12,952	2%		(2%)		7%		3%
Stock-based compensation (4)	340	(340)	—	257	(257)	—	33%		*		33%		*
Amortization of intangible assets (5)	1,713	(1,713)	—	1,212	(1,212)	—	41%		*		42%		*
Acquisition related and other	117	(117)	—	124	(124)	—	(6%)		*		(4%)		*
Restructuring	117	(117)	—	41	(41)	—	187%		*		212%		*

OPERATING INCOME	$8,321	$2,530	$10,851	$7,844	$1,813	$9,657	6%		12%		15%		19%

OPERATING MARGIN %	36%		46%	35%		43%	80	bp	350	bp	170	bp	380	bp

INCOME TAX EFFECTS (6)	$2,241	$730	$2,971	$2,313	$535	$2,848	(3%)		4%		6%		12%

NET INCOME	$5,593	$1,800	$7,393	$5,521	$1,278	$6,799	1%		9%		11%		16%

DILUTED EARNINGS PER SHARE	$1.09		$1.44	$1.06		$1.30	3%		11%		13%		19%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,130	—	5,130	5,229	1	5,230	(2%)		(2%)		(2%)		(2%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2008, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of May 31, 2009, approximately $21 million in estimated revenues related to assumed support contracts will not be recognized during fiscal 2010 due to business combination accounting rules.

(4)	Stock-based compensation is included in the following GAAP operating expense categories:

	Year Ended			Year Ended
	May 31, 2009			May 31, 2008
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$67	$(67)	$—	$51	$(51)	$—
Software license updates and product support	13	(13)	—	10	(10)	—
Cost of services	12	(12)	—	13	(13)	—
Research and development	155	(155)	—	114	(114)	—
General and administrative	93	(93)	—	69	(69)	—

Subtotal	340	(340)	—	257	(257)	—

Acquisition related and other	15	(15)	—	112	(112)	—

Total stock-based compensation	$355	$(355)	$—	$369	$(369)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2009 is as follows:

Fiscal 2010	$1,669
Fiscal 2011	1,364
Fiscal 2012	1,217
Fiscal 2013	1,084
Fiscal 2014	881
Thereafter	1,054

Total	$7,269

(6)	Income tax effects were calculated reflecting an effective GAAP tax rate of 28.6% and 29.5% in fiscal 2009 and 2008, respectively and an effective Non-GAAP tax rate of 28.7% and 29.5% in fiscal 2009 and 2008, respectively. Our non-GAAP tax rate in fiscal 2009 excludes the effect of an adjustment to our non-current deferred tax liability associated with acquired intangible assets.

*	Not meaningful

ORACLE CORPORATION
FISCAL 2009 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)

	May 31,	May 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$8,995	$8,262
Marketable securities	3,629	2,781
Trade receivables, net	4,430	5,127
Deferred tax assets	661	853
Prepaid expenses and other current assets	866	1,080

Total Current Assets	18,581	18,103
Non-Current Assets:
Property, net	1,922	1,688
Intangible assets, net	7,269	8,395
Goodwill	18,842	17,991
Other assets	802	1,091

Total Non-Current Assets	28,835	29,165

TOTAL ASSETS	$47,416	$47,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable, current and other current borrowings	$1,001	$1,001
Accounts payable	271	383
Accrued compensation and related benefits	1,409	1,770
Deferred revenues	4,592	4,492
Other current liabilities	1,876	2,383

Total Current Liabilities	9,149	10,029

Non-Current Liabilities:
Notes payable and other non-current borrowings	9,237	10,235
Income taxes payable	2,423	1,566
Deferred tax liabilities	480	1,218
Other non-current liabilities	1,037	1,195

Total Non-Current Liabilities	13,177	14,214

Stockholders’ Equity	25,090	23,025

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,416	$47,268

ORACLE CORPORATION
FISCAL 2009 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)

	Year Ended May 31,
	2009	2008

Cash Flows From Operating Activities:
Net income	$5,593	$5,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	263	268
Amortization of intangible assets	1,713	1,212
Deferred income taxes	(395)	(135)
Minority interests in income	84	60
Stock-based compensation	355	369
Tax benefits on the exercise of stock options	252	588
Excess tax benefits on the exercise of stock options	(97)	(454)
In-process research and development	10	24
Other gains, net	(6)	(66)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in trade receivables, net	454	(661)
Decrease (increase) in prepaid expenses and other assets	145	(191)
Decrease in accounts payable and other liabilities	(691)	(153)
Increase in income taxes payable	142	368
Increase in deferred revenues	433	652

Net cash provided by operating activities	8,255	7,402

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(9,315)	(5,624)
Proceeds from maturities and sales of marketable securities and other investments	8,404	4,281
Acquisitions, net of cash acquired	(1,159)	(7,643)
Capital expenditures	(529)	(243)
Proceeds from sale of property	—	153

Net cash used for investing activities	(2,599)	(9,076)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(3,972)	(2,023)
Proceeds from issuances of common stock	760	1,288
Payment of dividends to stockholders	(250)	—
Proceeds from borrowings, net of issuance costs	—	6,171
Repayments of borrowings	(1,004)	(2,560)
Excess tax benefits on the exercise of stock options	97	454
Distributions to minority interests	(53)	(49)

Net cash (used for) provided by financing activities	(4,422)	3,281

Effect of exchange rate changes on cash and cash equivalents	(501)	437

Net increase in cash and cash equivalents	733	2,044

Cash and cash equivalents at beginning of period	8,262	6,218

Cash and cash equivalents at end of period	$8,995	$8,262

ORACLE CORPORATION
FISCAL 2009 FINANCIAL RESULTS
FREE CASH FLOW — TRAILING 4-QUARTERS (1)
($ in millions)

	Fiscal 2008				Fiscal 2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$6,598	$6,957	$7,322	$7,402	$7,941	$8,089	$8,542	$8,255

Capital Expenditures (2)	(357)	(369)	(331)	(243)	(479)	(486)	(539)	(529)

Free Cash Flow	$6,241	$6,588	$6,991	$7,159	$7,462	$7,603	$8,003	$7,726

% Growth over prior year	40%	50%	48%	38%	20%	15%	14%	8%

GAAP Net Income	$4,444	$4,781	$5,088	$5,521	$5,758	$5,750	$5,739	$5,593

Free Cash Flow as a % of Net Income	140%	138%	137%	130%	130%	132%	139%	138%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

APPENDIX A
ORACLE CORPORATION
FISCAL 2009 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES
To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
•	Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to our acquisition of a business do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

•	Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•	Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Acquisition related and other expenses, and restructuring expenses: We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of in-process research and development expenses, personnel related costs for transitional employees, other acquired employee related costs, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination adjustments after the purchase price allocation period has ended, and certain other operating expenses, net. Substantially all of the stock-based compensation expenses included in acquisition related and other expenses resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the original terms of those options. Restructuring expenses consist of Oracle employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.

For the year ended May 31, 2008, acquisition related and other expenses include a gain on property sale of $57 million.